Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of July 30, 2018 is made by and between TransDigm Group Incorporated, a Delaware corporation (the “Company”), and Jorge Valladares (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company and Executive are parties to the Employment Agreement, dated as of October 23, 2013, as amended in October 2015 (the “Employment Agreement”) setting forth certain terms and conditions of Executive’s employment with the Company; and

WHEREAS, the Company and Executive desire to amend the Employment Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

1.	Amendments.

The last sentence of Section 2 of the Employment Agreement is amended and restated in its entirety as follows:
The term of employment under this Agreement (the “Term”) shall be for the period beginning on the Effective Date and ending on October 1, 2023 unless earlier terminated as provided in Section 5.

The first sentence of Section 3 of the Employment Agreement is amended and restated in its entirety as follows:

During the Term, the Executive shall serve as Chief Operating Officer – Power & Controls of each of the Company and its subsidiary, TransDigm, Inc. (“TransDigm”), with such customary responsibilities, duties and authority as may from time to time be assigned to the Executive by the Chief Executive Officer. long as none of such activities significantly interferes with the Executive’s duties hereunder.

Section 4(b) of the Employment Agreement is amended and restated in its entirety as follows:

(b) Bonus. For each fiscal year during the Term, the Executive shall be eligible to participate in the Company’s annual cash bonus plan in accordance with terms and provisions which shall be consistent with the Company’s executive bonus policy in effect as of the date hereof. The Executive’s target bonus for fiscal year 2018 and thereafter will be 80% of his Annual Base Salary (pro rated based on time in position for 2018).

2.    Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
3.    Governing Law. This Amendment shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Ohio.

4.    Full Force and Effect. Except as expressly amended by this Amendment, all other terms and conditions of the Employment Agreement shall remain in full force and effect and unmodified hereby.
IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Kevin Stein
Name:	Kevin Stein
Title:	Chief Executive Officer and President

EXECUTIVE

/s/ Jorge Valladares
Jorge Valladares